SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2005

FLYi, Inc.
(Exact Name of Registrant as Specified in Charter)

                         Delaware   0-21976   13-3621051

                        State or Other   Commission File  IRS Employer
                        Jurisdiction of   Number   Identification No.
                        Incorporation

45200 Business Court, Dulles, VA 20166
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 650-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 7.01 Regulation FD Disclosure

On December 5, 2005, FLYi, Inc. (the “Company”), parent of low-fare airline Independence Air, announced that it has received a number of expressions of interest from parties interested in participating in the Company’s court-supervised auction process. The various expressions of interest include proposals to acquire the Company as a going concern, to invest in the Company, and to acquire specific assets. The Company is working with its financial advisors in consultation with its Creditors Committee to evaluate these expressions of interest and to consider alternatives that will maximize the value of the estate. As previously stated, the Company believes that the value of its estate will be maximized in a going concern transaction, whether pursuant to an investment proposal or a going concern sale proposal. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Company’s Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLYi, INC.

December 6, 2005	By: _/s/ David W. Asai_____________
David W. Asai
Senior Vice President and Chief Financial Officer